Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert McCall, President, Secretary and Treasurer of House Fly Rentals Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-KSB of House Fly Rentals Inc. for the year ended August 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of House Fly Rentals Inc.

Dated: October 30, 2008

/s/ Robert McCall
Robert McCall
President, Secretary and Treasurer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to House Fly Rentals Inc. and will be retained by House Fly Rentals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.